Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Sensus Healthcare, Inc. and subsidiaries on Form S-8 of our report dated March 5, 2025, relating to the consolidated financial statements of Sensus Healthcare Inc. and subsidiaries as of December 31, 2024 and for the year then ended, which report is incorporated by reference in this Registration Statement.

/s/ Berkowitz Pollack Brant Advisors + CPAs
West Palm Beach, FL
August 15, 2025